EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended December 31, 2021 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)

Forward-looking Statements:

This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company's tenants and the global economy and financial markets and that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Key Metrics
As of and for the three months ended December 31, 2021
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$106,516
Net loss attributable to common stockholders	$(7,812)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.08)
Cash NOI [2]	$93,835
Adjusted EBITDA [2]	$80,513
AFFO attributable to common stockholders [2]	$45,984
Dividends paid per share - fourth quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	10.5%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $15.28 for common shares, $26.72 for Series A preferred shares and $26.80 for Series B preferred shares	$1,889,985
Net debt [4] [5]	2,366,031
Enterprise value	4,256,016

Total capitalization	4,345,684

Total consolidated debt [5]	2,455,699
Total assets	4,182,956
Liquidity [6]	139,505

Common shares outstanding as of December 31, 2021 (thousands)	103,900
Share price, end of quarter	$15.28

Net debt to enterprise value	55.6%
Net debt to annualized adjusted EBITDA [7]	7.3	x

Weighted-average interest rate cost [8]	3.4%
Weighted-average debt maturity (years) [9]	4.2
Interest Coverage Ratio [10]	3.8	x

Real Estate Portfolio
Number of properties	309
Number of tenants	137

Square footage (millions)	39.3
Leased	99.0%
Weighted-average remaining lease term (years) [11]	8.3
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the new annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.5 billion less cash and cash equivalents of $89.7 million.
[5]  Excludes the effect of deferred financing costs, net.
[6]  Liquidity includes $49.8 million of availability under the credit facility and $89.7 million of cash and cash equivalents.
[7] Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2021 multiplied by four.
[8]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended December 31, 2020.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2021	2020
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$511,579	$476,599
Buildings, fixtures and improvements	3,424,431	3,124,884
Construction in progress	6,975	5,486
Acquired intangible lease assets	748,363	711,985
Total real estate investments, at cost	4,691,348	4,318,954
Less accumulated depreciation and amortization	(810,686)	(675,200)
Total real estate investments, net	3,880,662	3,643,754
Cash and cash equivalents	89,668	124,245
Restricted cash	3,643	1,448
Derivative assets, at fair value	4,260	525
Unbilled straight-line rent	74,221	61,007
Operating lease right-of-use asset	52,851	58,395
Prepaid expenses and other assets	49,178	43,929
Due from related parties	—	377
Deferred tax assets	1,488	2,367
Goodwill and other intangible assets, net	22,060	23,089
Deferred financing costs, net	4,925	7,878
Total Assets	$4,182,956	$3,967,014

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,430,915	$1,363,698
Revolving credit facility	225,566	111,132
Term loan, net	278,554	300,154
Senior notes, net	491,735	490,345
Acquired intangible lease liabilities, net	29,345	32,970
Derivative liabilities, at fair value	4,259	19,984
Due to related parties	893	2,002
Accounts payable and accrued expenses	25,887	28,310
Operating lease liability	22,771	25,350
Prepaid rent	32,756	21,481
Deferred tax liability	8,254	12,157
Taxes payable	—	—
Dividends payable	5,386	5,152
Total Liabilities	2,556,321	2,412,735
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	45	39
Common stock	2,369	2,227
Additional paid-in capital	2,675,154	2,418,659
Accumulated other comprehensive income	15,546	8,073
Accumulated deficit	(1,072,462)	(896,547)
Total Stockholders' Equity	1,620,720	1,532,519
Non-controlling interest	5,915	21,760
Total Equity	1,626,635	1,554,279
Total Liabilities and Equity	$4,182,956	$3,967,014

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue from tenants	$106,516	$95,758	$99,564	$89,390

Expenses:
Property operating	10,962	6,747	7,467	7,570
Operating fees to related parties	10,050	9,880	9,479	9,639
Impairment charges	9,619	1,199	6,707	—
Acquisition, transaction and other costs	42	54	28	17
General and administrative	4,991	3,911	4,201	4,128
Equity-based compensation	2,727	2,721	3,007	2,577
Depreciation and amortization	42,025	41,665	39,702	39,684
Total expenses	80,416	66,177	70,591	63,615
Operating income before loss on dispositions of real estate investments	26,100	29,581	28,973	25,775
Gain (loss) on dispositions of real estate investments	296	1,195	(7)	—
Operating income	26,396	30,776	28,966	25,775
Other income (expense):
Interest expense	(24,101)	(24,858)	(24,018)	(21,368)
Gain (loss) on derivative instruments	941	3,560	(514)	1,842
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	—
Other income	180	(158)	84	15
Total other expense, net	(22,980)	(21,456)	(24,448)	(19,511)
Net income before income tax	3,416	9,320	4,518	6,264
Income tax expense	(6,212)	(1,930)	(1,930)	(2,080)
Net (loss) income	(2,796)	7,390	2,588	4,184
Preferred stock dividends	(5,016)	(5,016)	(5,016)	(5,016)
Net (loss) income attributable to common stockholders	$(7,812)	$2,374	$(2,428)	$(832)

Basic and Diluted Earnings Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.08)	$0.02	$(0.14)	$(0.01)
Weighted average shares outstanding:
Basic and Diluted	103,581	101,478	96,386	91,479

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
EBITDA:
Net (loss) income	$(2,796)	$7,390	$2,588	$4,184
Depreciation and amortization	42,025	41,665	39,702	39,684
Interest expense	24,101	24,858	24,018	21,368
Income tax expense	6,212	1,930	1,930	2,080
EBITDA [1]	69,542	75,843	68,238	67,316
Impairment charges	9,619	1,199	6,707	—
Equity-based compensation	2,727	2,721	3,007	2,577
Acquisition, transaction and other costs	42	54	28	17
(Gain) loss on dispositions of real estate investments	(296)	(1,195)	7	—
(Gain) loss on derivative instruments	(941)	(3,560)	514	(1,842)
Other (income) expense	(180)	158	(84)	(15)
Reimbursement of financing costs from McLaren loan [2]	—	—	(5,234)	—
Adjusted EBITDA [1]	80,513	75,220	73,183	68,053
Operating fees to related parties	10,050	9,880	9,479	9,639
General and administrative	4,991	3,911	4,201	4,128
NOI [1]	95,554	89,011	86,863	81,820
Amortization related to above and below-market lease intangibles and right-of-use assets, net	(56)	81	158	59
Straight-line rent	(1,663)	(1,658)	(1,483)	(944)
Cash NOI [1]	$93,835	$87,434	$85,538	$80,935

Cash Paid for Interest:
Interest expense	$24,101	$24,858	$24,018	$21,368
Non-cash portion of interest expense	(2,614)	(2,590)	(2,395)	(2,279)
Amortization of mortgage discounts	(258)	(263)	(187)	—
Total cash paid for interest	$21,229	$22,005	$21,436	$19,089
Footnote:
[1] Includes income from a lease termination fee of $2.2 million for the three months ended September 30, 2021 and $6.5 million for the three months ended December 31, 2021, which is recorded in revenue from tenants in the consolidated statements of operations.
[2] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations since the receivable is considered to be earned revenue attributed to the current period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(7,812)	$2,374	$(2,428)	$(832)
Impairment charges	9,619	1,199	6,707	—
Depreciation and amortization	42,025	41,665	39,702	39,684
(Gain) loss on dispositions of real estate investments	(296)	(1,195)	7	—
FFO (as defined by NAREIT) attributable to common stockholders [1]	43,536	44,043	43,988	38,852
Acquisition, transaction and other costs	42	54	28	17
Core FFO attributable to common stockholders [1]	43,578	44,097	44,016	38,869
Non-cash equity-based compensation	2,727	2,721	3,007	2,577
Non-cash portion of interest expense	2,614	2,590	2,395	2,279
Amortization related to above and below-market lease intangibles and right-of-use assets, net	(56)	81	158	59
Straight-line rent	(1,663)	(1,658)	(1,483)	(944)
Straight-line rent (rent deferral agreements) [2]	(273)	(246)	(521)	(649)
Eliminate unrealized (gains) losses on foreign currency transactions [3]	(1,201)	(3,591)	302	(1,762)
Amortization of mortgage discounts	258	263	187	—
Reimbursement of financing costs from McLaren loan [4]	—	—	(5,234)	—
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$45,984	$44,257	$42,827	$40,429

Weighted average common shares outstanding — Basic and Diluted	103,581	101,478	96,386	91,479
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.08)	$0.02	$(0.14)	$(0.01)
FFO per common share	$0.42	$0.43	$0.46	$0.42
Core FFO per common share	$0.42	$0.43	$0.46	$0.42
AFFO per common share	$0.44	$0.44	$0.44	$0.44
Dividends declared to common stockholders	$41,564	$40,302	$38,139	$36,213
Footnotes:
[1] FFO, Core FFO and AFFO for the three months ended September 30, 2021 and December 31, 2021 includes income from a lease termination fee of $2.2 million and $6.5 million, respectively, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO. The termination fee of approximately $9.0 million payable by the tenant at the end of the lease term on January 4, 2022 is earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022, however, we did not receive the cash payment until January 4, 2022. Therefore, the cash payment is not part of our cash flows for the period ended December 31, 2021.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized losses (gains). For the three months ended December 31, 2021, gain on derivative instruments were $0.9 million, which were comprised of unrealized gains of $1.2 million and realized losses of $0.3 million. For the three months ended September 30, 2021, gains on derivative instruments was $3.6 million which consisted of unrealized gains of $3.6 million. For the three months ended June 30, 2021, losses on derivative instruments was $0.5 million which consisted of unrealized losses of $0.3 million and realized losses of $0.2 million. For the three months ended March 31, 2021, gain on derivative instruments was $1.8 million which consisted of unrealized gains of $1.8 million.
[4] Amount represents a receivable recorded for financing costs we incurred in connection with the mortgage loan that financed the acquisition of the global headquarters of the McLaren Group that the McLaren Group is required to reimburse us for. For accounting purposes, the receivable for these reimbursable costs is included in prepaid expenses and other assets on the consolidated balance sheet and in revenue from tenants in the consolidated statements of operations since the receivable is considered to be earned revenue attributed to the current period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Debt Overview
As of December 31, 2021

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2022	1	0.7	2.0%	$67,124
2023	47	1.6	2.8%	281,477
2024	11	2.3	3.2%	356,532
2025	7	3.4	2.5%	79,403
2026	—	—	—%	—
Thereafter	54	6.9	4.3%	665,331
Total Non-Recourse Debt	120	4.3	3.6%	1,449,867	59%

Recourse Debt
Revolving Credit Facility		2.1	3.7%	225,566
Term Loan		2.6	1.9%	280,266
Senior Notes		6.0	3.8%	500,000
Total Recourse Debt		4.2	3.2%	1,005,832	41%

Total Debt		4.2	3.4%	$2,455,699	100%

Total Debt by Currency				Percent
USD				50%
EUR				30%
GBP				20%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of December 31, 2021, the Company’s total combined debt was 88.8% fixed rate or swapped to a fixed rate and 11.2% floating rate.

[3] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of December 31, 2021 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Future Minimum Lease Rents
As of December 31, 2021
Amounts in thousands

Future Base Rent Payments [1]
2022	$350,163
2023	337,145
2024	304,576
2025	265,577
2026	237,685
Thereafter	1,389,843
Total	$2,884,989
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.13 for EUR and C$1.00 to $0.79 as of December 31, 2021 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Top Ten Tenants
As of December 31, 2021
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
The McLaren Group	Industrial	Auto Manufacturing	$20,579	6%
FedEx	Distribution	Freight	13,887	4%
Whirlpool	Distribution	Consumer Goods	13,215	4%
Government Services Administration (GSA)	Office	Government	12,223	3%
Foster Wheeler	Office	Engineering	11,479	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	10,147	3%
ING Bank	Office	Financial Services	9,610	3%
Broadridge Finanical Solutions	Industrial	Financial Services	9,332	3%
Penske	Distribution	Logistics	8,500	2%
Finnair	Industrial	Aerospace	8,203	2%
Subtotal			117,175	33%

Remaining portfolio			247,855	67%

Total Portfolio			$365,030	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.13 for EUR and C$1.00 to $0.79 as of December 31, 2021 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Diversification by Property Type
As of December 31, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$154,317	42%	8,911	23%	$39,822	27%	2,457	12%
Industrial	128,736	35%	17,740	45%	78,947	53%	12,135	61%
Distribution	69,185	19%	11,430	29%	28,738	19%	5,053	26%
Retail	12,792	4%	1,259	3%	1,851	1%	200	1%
Total	$365,030	100%	39,340	100%	$149,358	100%	19,845	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.13 for EUR and $1.00 CAD to $0.79 as of December 31, 2021 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Diversification by Tenant Industry
As of December 31, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$47,338	13%	3,405	9%	$9,332	6%	1,166	6%
Auto Manufacturing	42,613	12%	4,237	11%	16,445	11%	2,099	11%
Consumer Goods	20,393	6%	4,544	12%	17,736	12%	3,700	19%
Healthcare	19,653	5%	1,000	3%	8,059	5%	576	3%
Technology	18,202	5%	987	3%	3,428	2%	246	1%
Freight	14,825	4%	1,494	4%	6,897	5%	774	4%
Aerospace	14,755	4%	1,416	4%	3,390	2%	293	2%
Government	14,663	4%	536	1%	11,855	8%	424	2%
Metal Processing	14,331	4%	2,472	6%	10,906	7%	1,852	9%
Logistics	14,182	4%	2,269	6%	1,132	1%	170	1%
Telecommunications	13,805	4%	865	2%	—	—%	—	—%
Engineering	11,479	3%	366	1%	—	—%	—	—%
Energy	11,446	3%	964	2%	9,132	6%	692	4%
Pharmaceuticals	10,913	3%	476	1%	1,020	1%	86	—%
Metal Fabrication	10,137	3%	1,466	4%	5,367	4%	755	4%
Automotive Parts Supplier	9,482	3%	964	2%	7,131	5%	643	3%
Discount Retail	7,693	2%	1,001	3%	1,851	1%	200	1%
Retail Food Distribution	7,654	2%	1,128	3%	825	1%	170	1%
Publishing	6,934	2%	873	2%	—	—%	—	—%
Home Furnishings	5,977	2%	2,456	6%	5,977	4%	2,456	12%
Specialty Retail	5,473	1%	486	1%	2,378	2%	206	1%
Building Products	4,584	1%	604	2%	4,584	3%	604	3%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	3%
Other [2]	34,519	9%	4,733	10%	17,934	11%	2,135	10%
Total	$365,030	100%	39,340	100%	$149,358	100%	19,845	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.13 for EUR and C$1.00 to $0.79 as of December 31, 2021 for illustrative purposes, as applicable.

[2] Other includes 28 industry types as of December 31, 2021.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Diversification by Geography
As of December 31, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$215,973	59.2%	27,795	70.8%	$137,243	92.1%	18,757	94.5%
Michigan	53,046	14.5%	6,263	16.0%	35,011	23.4%	4,124	20.9%
Texas	24,236	6.6%	1,914	4.9%	12,732	8.5%	1,054	5.3%
Ohio	19,750	5.4%	4,405	11.2%	15,613	10.3%	3,366	17.0%
California	14,006	3.8%	1,226	3.1%	7,699	5.2%	838	4.2%
New Jersey	8,430	2.3%	349	0.9%	—	—%	—	—%
Tennessee	8,402	2.3%	1,125	2.9%	6,668	4.5%	662	3.3%
North Carolina	8,210	2.3%	2,657	6.8%	7,465	5.0%	2,628	13.2%
Missouri	6,810	1.9%	656	1.7%	4,840	3.2%	566	2.9%
Indiana	6,610	1.8%	1,556	4.0%	3,376	2.3%	700	3.5%
Alabama	5,606	1.5%	257	0.7%	320	0.2%	58	0.3%
Illinois	5,369	1.5%	963	2.5%	4,793	3.2%	887	4.5%
New York	5,254	1.4%	760	1.9%	1,747	1.2%	145	0.7%
South Carolina	4,996	1.4%	801	2.0%	4,996	3.3%	801	4.0%
Pennsylvania	4,223	1.2%	459	1.2%	1,915	1.3%	122	0.6%
Kentucky	4,223	1.2%	523	1.3%	3,314	2.2%	446	2.2%
Arkansas	2,973	0.8%	90	0.2%	2,973	2.0%	90	0.5%
Connecticut	2,742	0.8%	305	0.8%	2,742	1.8%	305	1.5%
Minnesota	2,738	0.8%	266	0.7%	1,286	0.9%	219	1.1%
Colorado	2,701	0.7%	87	0.2%	2,701	1.8%	87	0.4%
Massachusetts	2,175	0.6%	192	0.5%	2,175	1.5%	192	1.0%
Kansas	2,118	0.6%	292	0.7%	1,922	1.3%	277	1.4%
New Hampshire	2,076	0.6%	339	0.9%	1,676	1.1%	256	1.3%
Maine	1,915	0.5%	50	0.1%	1,915	1.3%	50	0.2%
Florida	1,878	0.5%	179	0.5%	1,878	1.3%	179	0.9%
Mississippi	1,580	0.4%	314	0.8%	283	0.2%	14	0.1%
Georgia	1,557	0.4%	492	1.3%	—	—%	—	—%
South Dakota	1,289	0.4%	54	0.1%	1,289	0.9%	54	0.3%
Vermont	1,237	0.3%	213	0.5%	—	—%	—	—%
Nebraska	1,150	0.3%	101	0.3%	278	0.2%	27	0.1%
Iowa	1,117	0.3%	236	0.6%	1,117	0.7%	236	1.2%
Louisiana	1,111	0.3%	112	0.3%	434	0.3%	36	0.2%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.2%	47	0.1%	884	0.6%	47	0.2%
Oklahoma	699	0.2%	79	0.2%	699	0.5%	79	0.4%
Maryland	690	0.2%	120	0.3%	690	0.5%	120	0.6%
New Mexico	556	0.2%	46	0.1%	556	0.4%	46	0.2%
Wyoming	498	0.1%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	362	0.1%	10	—%	362	0.2%	10	0.1%
Nevada	344	0.1%	14	—%	344	0.2%	14	0.1%
Utah	315	0.1%	12	—%	315	0.2%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.2%	10	—%
United Kingdom	77,930	21.5%	4,967	12.5%	1,529	1.0%	95	0.5%
The Netherlands	15,636	4.3%	1,007	2.6%	3,610	2.4%	364	1.8%
Finland	14,046	3.9%	1,457	3.7%	—	—%	—	—%
France	13,330	3.7%	1,663	4.2%	388	0.3%	32	0.2%
Germany	9,963	2.7%	1,584	4.0%	—	—%	—	—%
Channel Islands	5,984	1.6%	114	0.3%	—	—%	—	—%
Luxembourg	5,580	1.5%	156	0.4%	—	—%	—	—%
Canada	3,947	1.1%	372	1%	3,947	2.6%	372	1.9%
Italy	2,240	0.6%	196	0.5%	2,240	1.5%	196	1%
Spain	401	—%	29	0.1%	401	0.3%	29	0.1%
Total	$365,030	100%	$39,340	100%	$149,358	100%	$19,845	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP, €1.00 to $1.13 for EUR and C$1.00 to $0.79 as of December 31, 2021 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2021 (Unaudited)
Lease Expirations
As of December 31, 2021

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2022	13	$15,021	4.1%	1,097	2.8%
2023	27	23,769	6.5%	2,098	5.3%
2024	36	47,365	13.0%	4,451	11.3%
2025	21	36,604	10.0%	3,250	8.3%
2026	17	20,989	5.7%	2,029	5.2%
2027	20	8,520	2.3%	887	2.3%
2028	40	31,532	8.6%	4,018	10.2%
2029	22	32,937	9.0%	3,955	10.1%
2030	20	25,924	7.1%	2,040	5.2%
2031	15	27,645	7.6%	3,971	10.1%
2032	27	21,642	5.9%	1,991	5.1%
2033	5	13,930	3.8%	1,261	3.2%
2034	1	922	0.3%	228	0.6%
2035	5	7,314	2.0%	750	1.9%
2036	9	5,516	1.5%	716	1.8%
Thereafter (>2036)	29	45,400	12.6%	6,197	16.6%
Total	307	$365,030	100%	38,939	100%
Footnote:
[1] Annualized rental income converted from local currency into USD as of December 31, 2021 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Therafter (>2036)
Year